Tanger Factory Outlet Centers, Inc.

EXHIBIT 99.1

For Release:	IMMEDIATE
Contact:	Frank Marchisello
(336) 834—6834

TANGER ELECTS DIRECTORS AND OFFICERS

Greensboro, NC —— May 14, 2010. The shareholders of Tanger Factory Outlet Centers, Inc. (NYSE:SKT) at its Annual Shareholders Meeting on May 14, 2010, elected the following directors to serve for the ensuing year:

Jack Africk	Independent Director, Interim Non-Executive Chairman of the Board
William G. Benton	Independent Director
Bridget Ryan Berman	Independent Director
Thomas E. Robinson	Independent Director
Allan L. Schuman	Independent Director
Stanley K. Tanger	Independent Director
Steven B. Tanger	Director, President and Chief Executive Officer

During a meeting of the Board of Directors held on May 14, 2010 the following officers were elected to serve for the ensuing year:

Steven B. Tanger — President & Chief Executive Officer
Frank C. Marchisello, Jr. — Executive Vice President, Chief Financial Officer & Secretary
Carrie A. Warren — Senior Vice President, Marketing
Kevin M. Dillon — Senior Vice President, Construction & Development
Lisa J. Morrison — Senior Vice President, Leasing
James F. Williams — Senior Vice President, Controller
Virginia R. Summerell — Vice President, Treasurer & Assistant Secretary
Mary Anne Williams — Vice President, Human Resources
Elizabeth J. Coleman — Vice President, Operations
Laura M. Atwell — Vice President, Marketing
Beth G. Lippincott — Vice President, Leasing
Ricky L. Farrar — Vice President, Information Technology
Thomas J. Guerrieri Jr. — Vice President, Financial Reporting
Leigh Ann Figg — Vice President, Real Estate Counsel

Tanger Factory Outlet Centers, Inc., (NYSE:SKT), is a publicly—traded REIT headquartered in Greensboro, North Carolina that presently operates and owns, or has an ownership interest in, a portfolio of 33 upscale outlet shopping centers in 22 states coast to coast, totaling approximately 10.0 million square feet leased to over 1,900 stores operated by 330 different brand name companies. More than 150 million shoppers visit Tanger Outlet Centers annually. For more information on Tanger Outlet Centers, call 1-800-4 TANGER or visit the company's web site at www.tangeroutlet.com.

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3200 Northline Avenue, Suite 360 — Greensboro, NC 27408 — 336-292-3010 — FAX 336-852-2096